Exhibit 31.1

CERTIFICATION

I, David B. Hirsch, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K of Oragenics, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 26, 2010	/s/ David B. Hirsch
David B. Hirsch
Chief Executive Officer